                                                                      EXHIBIT 11
                                                                     Page 1 of 2
                         MARRIOTT INTERNATIONAL, INC.
                      COMPUTATION OF EARNINGS PER SHARE
                   (in millions, except per share amounts)

                                                    Twelve               Twelve              Thirty-Six           Thirty-Six
                                                 Weeks Ended          Weeks Ended            Weeks Ended          Weeks Ended
                                                 September 6,         September 8,          September 6,          September 8,
                                                     1996                 1995                   1996                 1995
                                                 ------------         ------------          -------------         ------------

Computation of Primary Earnings Per Share
-----------------------------------------
Net income.....................................  $        58           $       46            $       196           $      157
                                                =============         ============          =============         ============
Shares -
Weighted average number of
 shares outstanding............................        127.8                125.2                  127.4                124.5

   Assuming distribution of shares
     reserved under employee stock purchase
     plan, based on withholdings to date,
     less shares assumed purchased at
     average market............................          0.1                    -                    0.1                  0.1

   Assuming distribution of shares granted
     under employee stock option plan,
     less shares assumed purchased at
     average market............................          4.4                  3.5                    4.4                  3.5

   Assuming distribution of shares granted
     under deferred stock incentive plan,
     less shares assumed purchased at
     average market............................          3.1                  3.6                    3.1                  3.5
                                                -------------         ------------           ------------         ------------
                                                       135.4                132.3                  135.0                131.6
                                                =============         ============           ============         ============

Primary Earnings Per Share.....................  $      0.43           $     0.35             $     1.45           $     1.19
                                                =============         ============           ============         ============


                                                                      EXHIBIT 11
                                                                     Page 2 of 2
                         MARRIOTT INTERNATIONAL, INC.
                COMPUTATION OF EARNINGS PER SHARE (Continued)
                   (in millions, except per share amounts)


                                                    Twelve               Twelve              Thirty-Six           Thirty-Six
                                                 Weeks Ended          Weeks Ended            Weeks Ended          Weeks Ended
                                                 September 6,         September 8,          September 6,         September 8,
                                                     1996                 1995                  1996                 1995
                                                 ------------         ------------          -------------        ------------

Computation of Fully Diluted Earnings Per Share
-----------------------------------------------
Earnings -
   Net income...................................  $       58           $       46            $       196           $      157
   After-tax interest expense on
     convertible subordinated debt..............           2                    -                      4                    -
                                                  -----------          -----------           ------------          -----------
   Net income for fully diluted
     earnings per share.........................  $       60           $       46            $       200           $      157
                                                  ===========          ===========           ============          ===========

Shares -
Weighted average number of shares
   outstanding..................................       127.8                125.2                  127.4                124.5

  Assuming distribution of shares reserved
    under employee stock purchase plan,
    based on withholdings to date, less
    shares assumed purchased at greater of
    average or ending market....................         0.1                    -                    0.2                  0.1

  Assuming distribution of shares granted
    under employee stock option plan, less
    shares assumed purchased at greater of
    average or ending market....................         4.5                  3.5                    4.7                  3.5

  Assuming  distribution of shares granted
    under deferred stock incentive plan, less
    shares assumed purchased at greater of
    average or ending market....................         3.1                  3.6                    3.1                  3.9

  Assuming issuance of shares upon conversion
    of convertible subordinated debt............         4.7                    -                    3.2                    -
                                                  -----------         ------------           ------------          -----------

                                                       140.2                132.3                  138.6                132.0
                                                  ===========          ===========           ============          ===========

Fully Diluted Earnings Per Share................  $     0.43           $     0.35            $      1.44           $     1.19
                                                  ===========          ===========           ============          ===========
